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                                                                    EXHIBIT 11.1

                   VALERO ENERGY CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                                        Year Ended December 31,
                                                                            -----------------------------------------------
                                                                                1998              1997             1996
                                                                            ------------       -----------      -----------

COMPUTATION OF BASIC EARNINGS PER SHARE:
   Income (loss) from continuing operations..............................   $    (47,291)      $   111,768      $    22,472
                                                                            ============       ===========      ===========

   Income (loss) from discontinued operations,
      net of income taxes................................................   $         --       $   (15,672)     $    50,229
   Less:  Preferred stock dividend requirements
      and redemption premium.............................................             --            (4,592)         (11,327)
                                                                            ------------       -----------      -----------

   Income (loss) from discontinued operations
      applicable to common stock.........................................   $         --       $   (20,264)     $    38,902
                                                                            ============       ===========      ===========

   Weighted average number of shares of
      common stock outstanding...........................................     56,077,671        51,662,449       43,926,026
                                                                            ============       ===========      ===========

   Earnings (loss) per share:
      Continuing operations..............................................   $       (.84)      $      2.16      $       .51
      Discontinued operations............................................             --              (.39)             .89
                                                                            ------------       -----------      -----------
         Total...........................................................   $       (.84)      $      1.77      $      1.40
                                                                            ============       ===========      ===========

COMPUTATION OF EARNINGS PER SHARE
 ASSUMING DILUTION:
   Income (loss) from continuing operations assuming dilution............   $    (47,291)      $   111,768      $    22,472
                                                                            ============       ===========      ===========

   Income (loss) from discontinued operations, net of
      income taxes.......................................................   $         --       $   (15,672)     $    50,229
   Less:  Preferred stock dividend requirements
      and redemption premium.............................................             --            (4,592)         (11,327)
   Add:  Reduction of preferred stock dividends applicable
      to the assumed conversion of Convertible Preferred Stock
      at the beginning of the period.....................................             --             4,522           10,781
                                                                            ------------       -----------      -----------

   Income (loss) from discontinued operations applicable to
      common stock assuming full dilution ...............................   $         --       $   (15,742)     $    49,683
                                                                            ============       ===========      ===========

   Weighted average number of shares of
      common stock outstanding...........................................     56,077,671        51,662,449       43,926,026
   Effect of dilutive securities:
      Stock options......................................................             --(a)        880,864          424,986
      Performance awards.................................................             --(a)         91,151           44,050
      Convertible preferred stock........................................             --         2,494,905        6,381,798
                                                                            ------------       -----------      -----------

   Weighted average number of shares of
     common stock outstanding assuming dilution..........................     56,077,671        55,129,369       50,776,860
                                                                            ============       ===========      ===========

   Earnings (loss) per share - assuming dilution:
      Continuing operations..............................................   $       (.84)      $      2.03      $       .44
      Discontinued operations............................................             --              (.29)             .98
                                                                            ------------       -----------      -----------
         Total...........................................................   $       (.84)      $      1.74      $      1.42
                                                                            ============       ===========      ===========

(a) Various stock options and performance awards granted to employees in connection with the Company's stock compensation plans were outstanding during 1998 but were not included in the computation of diluted earnings per share from continuing operations for such period because the effect would have been antidilutive.